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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
FINA, Inc.:

     We consent to incorporation by reference in the following registration statements on Form S-8 of FINA, Inc. of our report dated January 26, 1996, relating to the consolidated balance sheets of FINA, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of FINA, Inc.

     Registration Statements of FINA, Inc.:

     - Amdel Inc. Employee Investment Plan, Registration No. 2-49321

     - American Petrofina, Incorporated Employee Non-Qualified Stock Option Plan
       (1979), Registration No. 2-68232

     - Thrift and Employee Stock Ownership Plan for Employees of American Petrofina, Incorporated, Registration No. 2-89230

     Our report refers to a change in the method of accounting for the impairment of long-lived assets in 1995.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 13, 1996